Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 11, 2022, with respect to the consolidated financial statements included in the Annual Report of Safeguard Scientifics, Inc. on Form 10-K for the year ended December 31, 2021. We consent to the incorporation by reference of said report in the Registration Statements of Safeguard Scientifics, Inc. on Forms S-8 (File Nos. 333-86777, 333-118046, 333-171226 and 333-198783).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 11, 2022